                        [KANE KESSLER, P.C. LETTERHEAD]
                          1350 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10019


                                 October 1, 2003



Jarden Corporation
555 Theodore Fremd Avenue
Rye, New York 10580


         Re:      Registration Statement on Form S-4 of Jarden Corporation

Ladies and Gentlemen:


         We have acted as special counsel to Jarden Corporation, a Delaware corporation (the "Company"), and the Subsidiary Guarantors (as defined below) in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof on behalf of the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission") relating to the Company's offer to exchange $30 million aggregate principal amount of its 9 3/4% Senior Subordinated Notes due 2012 (the "New Notes"), which is being registered under the Securities Act of 1933, as amended (the "Securities Act"), for its outstanding 9 3/4% Senior Subordinated Notes due 2012, which were registered under the Securities Act by a Registration Statement on Form S-3 (Registration No. 333-102387) (the "Old Notes"), all as more fully described in the Registration Statement. The New Notes will be issued under the Indenture, dated as of April 24, 2002, as supplemented by the First Supplemental Indenture dated as of May 7, 2003, as further supplemented by the Second Supplemental Indenture dated as of May 28, 2003, and as further supplemented by the Third Supplemental Indenture dated as of September 25, 2003 (collectively, the "April 2002 Indenture"), among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"). The Old Notes were issued under the Indenture, dated as of January 29, 2003, as supplemented by the First Supplemental Indenture dated as of May 8, 2003, as further supplemented by the Second Supplemental Indenture dated as of May 28, 2003, as further supplemented by the Third Supplemental Indenture dated as of August 28, 2003 and as further supplemented by the Fourth Supplemental Indenture dated as of September 25, 2003

Jarden Corporation
October 1, 2003
Page 2


(collectively, the "January 2003 Indenture"), among the Company, the Subsidiary Guarantors and The Bank of New York. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the prospectus (the "Prospectus") contained in the Registration Statement. Alltrista Newco Corporation, Alltrista Plastics Corporation, Alltrista Zinc Products, L.P., Hearthmark, LLC, Quoin, LLC, Tilia, Inc., Tilia Direct, Inc., Tilia International, Inc., O.W.D. Incorporated, Tupper Lake Plastics, Incorporated, X Properties, LLC and Lehigh Consumer Products Corporation are collectively referred to as the "Subsidiary Guarantors," and the guarantees by the Subsidiary Guarantors with respect to the New Notes are collectively referred to as the "Guarantees."

         In connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form to be filed with the Commission as of the date hereof; (ii) the certificate of incorporation, the certificate of limited partnership or the certificate of formation, as the case may be, as currently in effect, of the Company and each of the Subsidiary Guarantors; (iii) the By-laws, operating agreements or the agreement of limited partnership, as the case may be, as currently in effect, of the Company and each of the Subsidiary Guarantors; (iv) the April 2002 Indenture and the January 2003 Indenture; (v) the form of the Old Notes and the New Notes; (vi) the form of the Guarantees; (vii) resolutions of the Board of Directors of the Company and the Board of Directors, the managing members or the partners, as the case may be, of each of the Subsidiary Guarantors relating to, among other things, the issuance and exchange of the New Notes for the Old Notes and the filing of the Registration Statement; and (viii) records of certain of the Company's and Subsidiary Guarantors' corporate proceedings as reflected in their respective minute books and other records and documents that we have deemed necessary for purposes of this opinion. We also have examined and relied upon such other documents, corporate records, certificates, instruments and other information, as we have deemed necessary or appropriate as a basis for the opinions set forth below. We have also assumed, with respect to any court of a jurisdiction other than New York that may rule on an issue, the choice of New York law as the proper law to govern the New Notes will be, where applicable, given effect by the courts of any jurisdiction other than New York, and applied by such courts in proceedings relating to the New Notes and the April 2002 Indenture.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, and the financial condition of the Subsidiary Guarantors at all relevant times will be such as will permit the authorization, execution and performance of the Guarantees under applicable law. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements

Jarden Corporation
October 1, 2003
Page 3


and representations of officers and other representatives of the Company and the Subsidiary Guarantors, public officials and others.

         Based upon and subject to the foregoing and the statements contained herein, we are of the opinion that:

         1. The issuance and exchange of the New Notes for the Old Notes has been duly authorized by requisite corporate action on the part of the Company.

         2. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act, (ii) the New Notes are duly executed and authenticated in accordance with the provisions of the April 2002 Indenture, and (iii) the New Notes and the new Guarantees shall have been issued and delivered in exchange for the Old Notes and the old Guarantees pursuant to the terms set forth in the Prospectus, the New Notes and the new Guarantees will be the valid and binding obligation of the Company and the Subsidiary Guarantors, as the case may be, entitled to the benefits of the April 2002 Indenture and enforceable against the Company and the Subsidiary Guarantors, as the case may be, in accordance with their terms, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Jarden Corporation
October 1, 2003
Page 4


         We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein concerning any law, other than the laws of the State of New York and the General Corporation Law of the State of Delaware. In rendering the opinions expressed herein, we have relied on matters relating to (i) Indiana law on the opinion of Ice Miller, subject to the assumptions and qualifications contained therein, a copy of which is attached hereto as Exhibit A, with respect to Alltrista Newco Corporation, an Indiana corporation, Alltrista Plastics Corporation, an Indiana corporation, and Alltrista Zinc Products, L.P., an Indiana limited partnership; and (ii) Pennsylvania law on the opinion of Kirkpatrick & Lockhart LLP, subject to the assumptions and qualifications contained therein, a copy of which is attached hereto as Exhibit B, with respect to Lehigh Consumer Products Corporation, a Pennsylvania corporation. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or exchange of the New Notes.

         This opinion letter is limited to the specific legal maters expressly set forth herein, and no opinion is expressed or implied with respect to any matter not expressly stated herein. This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations.


                                                       Very truly yours,



                                                       /s/ KANE KESSLER, P.C.

                                    EXHIBIT A

                            [ICE MILLER LETTERHEAD]
                         ONE AMERICAN SQUARE, BOX 82001
                          INDIANAPOLIS, IN 46282-0002


                                       October 1, 2003


Jarden Corporation
555 Theodore Fremd Avenue
Rye, New York  10580

Kane Kessler, P.C.
1350 Avenue of the Americas
New York, New York  10019


         Re:      Registration Statement on Form S-4 of Jarden Corporation

Ladies and Gentlemen:

         We have acted as special Indiana counsel to Jarden Corporation, a Delaware corporation formerly known as Alltrista Corporation (the "Company"), and each of Alltrista Newco Corporation, an Indiana corporation, Alltrista Plastics Corporation, an Indiana corporation, and Alltrista Zinc Products, L.P., an Indiana limited partnership (collectively, the "Indiana Guarantors" and individually an "Indiana Guarantor"), in connection with the Registration Statement on Form S-4, as amended to the date hereof (the "Registration Statement"), filed on behalf of the Company and the Guarantors (as defined below) with the Securities and Exchange Commission relating to the Company's offer to exchange $30 million aggregate principal amount of its 9 3/4% Senior Subordinated Notes due 2012 (the "New Notes") which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), for its outstanding 9 3/4% Senior Subordinated Notes due 2012 (the "Old Notes") which also were registered under the Securities Act, all as more fully described in the Registration Statement. The New Notes will be issued under the Company's Indenture dated as of April 24, 2002, as amended and supplemented (the "Indenture"), among the Company, the Guarantors (as defined in the Indenture), including the Indiana Guarantors, and The Bank of New York, as trustee (the "Trustee"). Capitalized terms not otherwise defined herein shall have the respective meaning assigned to such terms in the prospectus contained in the Registration Statement. The guarantees by the Indiana Guarantors under the Indenture with respect to the New Notes are collectively referred to herein as the "Guarantees."

Jarden Corporation
Kane Kessler, P.C.
October 1, 2003
Page 2


         Except as described in this letter, we are not generally familiar with the Indiana Guarantors' businesses, records, transactions, or activities. Our knowledge of their businesses, records, transactions, and activities is limited to the information that is set forth below and on Exhibit A and that otherwise has been brought to our attention by certificates executed and delivered to us by officers of the Indiana Guarantors in connection with this opinion letter. We have examined copies, certified or otherwise identified to our satisfaction, of the Indenture and the documents listed in the attached Exhibit A, which is made a part hereof. For the purposes of this opinion, the documents listed in Exhibit A are hereinafter referred to collectively as the "Authorization Documents."

         In rendering our opinion, we also have examined such certificates of public officials, organizational documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinion herein expressed and, with your permission, have relied upon and assumed the accuracy of such certificates, documents, records and instruments. We have made such examination of the laws of the State of Indiana as we deemed relevant for purposes of this opinion, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the State of Indiana.

         We have relied upon and assumed the truth and accuracy of the representations, certifications and warranties made in the Authorization Documents, and have not made any independent investigation or verification of any factual matters stated or represented therein. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of the Indiana Guarantors. Our representation of the Indiana Guarantors is limited to the

Jarden Corporation
Kane Kessler, P.C.
October 1, 2003
Page 3


transactions contemplated by the Registration Statement and other matters specifically referred to us by the Indiana Guarantors.

         In rendering this opinion letter to you, we have assumed with your permission:

         (a) The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

         (b) The respective factual representations, statements and warranties of the Indiana Guarantors in the Guarantees and the Authorization Documents, and in the other documents that we have reviewed, and upon which we have relied, are accurate, complete and truthful.

         (c) All official public records (including their proper indexing and filing) furnished to or obtained by us, electronically or otherwise, are accurate, complete and authentic.

         (d) The corporate records or other organizational records of each Indiana Guarantor provided to us are accurate and complete.

         (e) The financial condition of the Indiana Guarantors at all relevant times will be such as will permit the authorization, execution and performance of the Guarantees under Ind. Code 23-1-28.

         Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

         1. Each of Alltrista Plastics Corporation and Alltrista Newco Corporation is a corporation incorporated and validly existing under the law of the State of Indiana, for which the most

Jarden Corporation
Kane Kessler, P.C.
October 1, 2003
Page 4


recent required biennial report has been filed with the Indiana Secretary of State and no Articles of Dissolution appear as filed in the Indiana Secretary of State's records. Alltrista Zinc Products, L.P. is a limited partnership validly existing under the law of the State of Indiana for which no certificate of cancellation appears as filed in the Secretary of State's records.

         2. Each Indiana Guarantor, other than Alltrista Zinc Products, L.P., has all requisite corporate power and corporate authority, under Indiana law to own and operate its properties and carry on its business as now conducted, to perform its obligations under the Guarantees. Alltrista Zinc Products, L.P. has all requisite limited partnership power and limited partnership authority under Indiana law to own and operate its properties and carry on its business as now conducted and to perform its obligations under its Guarantee.

         3. The execution and delivery of the Guarantees by the Indiana Guarantors and the performance of each Indiana Guarantor's obligations under the Guarantees have been duly authorized by all requisite corporate or limited partnership action on the part of such Indiana Guarantor.

         The opinions expressed herein are matters of professional judgment, are not a guarantee of result and are effective only as of the date hereof. We do not undertake to advise you of any matter within the scope of this letter that comes to our attention after the date of this letter and disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions set forth herein. We express no opinion other than as hereinbefore expressly set forth. No expansion of the opinions expressed herein may or should be made by implication or otherwise.

         We are informed that you are relying on this opinion letter in connection with Kane Kessler, P.C.'s opinion letter to the Company and the Company's offer to exchange the New Notes for the Old Notes and the registration of the New Notes under the Securities Act.

Jarden Corporation
Kane Kessler, P.C.
October 1, 2003
Page 5


The foregoing opinion shall not be relied upon for any other purpose.


                                                         Very truly yours,

                                                         /s/ Ice Miller

                                    EXHIBIT A

                           LIST OF DOCUMENTS REVIEWED



1. Certificate of Existence for each of the Indiana Guarantors issued by the Indiana Secretary of State, each dated September 26, 2003.

2. Articles of Incorporation of Alltrista Newco Corporation and Alltrista Plastics Corporation, as certified by the Indiana Secretary of State on August 22, 2003, to be a true and complete copy of the Articles of Incorporation of Alltrista Newco Corporation and Alltrista Plastics Corporation, respectively, as amended, and as further certified by an authorized officer of Alltrista Newco Corporation and Alltrista Plastics Corporation as of October 1, 2003, to be a true, current and complete copy thereof.

3. Bylaws of Alltrista Newco Corporation and Alltrista Plastics Corporation, as certified by an authorized officer of Alltrista Newco Corporation and Alltrista Plastics Corporation as of October 1, 2003, to be a true and complete copy of the Bylaws of Alltrista Newco Corporation and Alltrista Plastics Corporation, respectively.

4. Certificate of Limited Partnership of Alltrista Zinc Products, L.P., as certified by the Indiana Secretary of State on August 22, 2003, to be a true and complete copy of the Certificate of Limited Partnership of Alltrista Zinc Products, L.P., as amended, and as further certified by an authorized officer of Alltrista Zinc Products, L.P. as of October 1, 2003, to be a true and complete copy thereof.

5. Partnership Agreement of Alltrista Zinc Products, L.P., as certified by an authorized officer of Alltrista Zinc Products, L.P. as of October 1, 2003, to be a true and complete copy of the Partnership Agreement of Alltrista Zinc Products, L.P.

6. Resolutions of the Board of Directors of Alltrista Newco Corporation and Alltrista Plastics Corporation, respectively, as certified by an authorized officer of Alltrista Newco Corporation and Alltrista Plastics Corporation as of October 1, 2003.

7. Resolutions of the partners of Alltrista Zinc Products, L.P., as certified by an authorized officer of Alltrista Zinc Products, L.P. as of October 1, 2003.

8. Officers' Certificate of the Indiana Guarantors dated October 1, 2003, as to certain factual matters.

                                    EXHIBIT B

                    [KIRKPATRICK & LOCKHART LLP LETTERHEAD]
                            HENRY W. OLIVER BUILDING
                             535 SMITHFIELD STREET
                           PITTSBURGH, PA 15222-2312


October 1, 2003


Jarden Corporation
555 Theodore Fremd Avenue
Rye, New York 10580

Kane Kessler, P.C.
1350 Avenue of the Americas
New York, New York 10019-4896

RE:      REGISTRATION STATEMENT ON FORM S-4 OF JARDEN CORPORATION

Ladies and Gentlemen:

         We have acted as special Pennsylvania counsel to Lehigh Consumer Products Corporation, a Pennsylvania corporation ("LEHIGH"), in connection with the offer by Jarden Corporation, a Delaware corporation formerly known as Alltrista Corporation (the "COMPANY"), to exchange $30,000,000 aggregate principal amount of its 9 3/4% Senior Subordinated Notes Due 2012 (the "NEW NOTES"), which are in the process of being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for its outstanding 9 3/4% Senior Subordinated Notes Due 2012 (the "OLD NOTES"), which have been registered under the Securities Act, all as more fully described in the Registration Statement on Form S-4, which will be filed with the Securities and Exchange Commission (the "COMMISSION") on or about October 1, 2003 under the Securities Act (the "REGISTRATION STATEMENT"), including the final Prospectus relating to that Registration Statement (the "PROSPECTUS").

         The New Notes will be issued under the Company's Indenture dated as of April 24, 2002, as supplemented by the First Supplemental Indenture dated as of May 7, 2003, as further supplemented by the Second Supplemental Indenture dated as of May 28, 2003, and as further supplemented by the Third Supplemental Indenure dated as of September 25, 2003 (the "THIRD SUPPLEMENT"),

Jarden Corporation
Kane Kessler, P.C.
October 1, 2003
Page 2


among the Company, the guarantors named therein, including Lehigh, and The Bank of New York, as trustee (as supplemented, the "INDENTURE"). The Old Notes were issued pursuant to an Indenture, dated as of January 29, 2003, as supplemented by the First Supplemental Indenture dated as of May 8, 2003, as further supplemented by the Second Supplemental Indenture dated as of May 28, 2003, as further supplemented by the Third Supplemental Indenture dated as of August 28, 2003, and as further supplemented by the Fourth Supplemental Indenture dated as of September 25, 2003, among the Company, the guarantors named therein, including Lehigh, and the Bank of New York, as trustee. We have also been provided an executed Unanimous Written Consent of the Board of Directors of Lehigh dated September 30, 2003 relating to the Third Supplement, the exchange offer contemplated by the Registration Statement, and related matters (the "Consent"), and a form of Subsidiary Guarantee attached as Exhibit A thereto, which relates to Lehigh's guaranty of the Company's obligations under the Indenture (the "SUBSIDIARY GUARANTEE"). Our representation has been limited to the preparation of this opinion letter, which we are delivering to you at the request of Lehigh.

         In connection with rendering the opinions set forth below, we have examined the Indenture (including the Third Supplement), Lehigh's Articles of Incorporation and By-laws, the Subsidiary Guarantee, and the Consent, and we have made such other investigation as we have deemed appropriate. As more fully described in numbered paragraph 1 below, we have examined and relied on information provided on the website maintained by the Pennsylvania Department of State Corporation Bureau. We have not independently established any of the facts so relied on.

         For the purposes of this opinion letter we have assumed that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, and that all signatures on each such document are genuine. We have further assumed that the corporate and organizational records of Lehigh provided to us are accurate and complete. We have not verified any of those assumptions.

Jarden Corporation
Kane Kessler, P.C.
October 1, 2003
Page 3


         We have not independently verified any information, including financial, accounting, or statistical information, included or incorporated by reference in the Registration Statement or the Prospectus.

         The opinions expressed in this opinion letter are limited to the laws of the Commonwealth of Pennsylvania. We are not opining on specialized laws that are not customarily covered in opinion letters of this kind, such as tax, insolvency, antitrust, pension, employee benefit, fraudulent transfer, environmental, banking, insurance, or securities laws.

         Based upon and subject to the foregoing, and the additional qualifications and other matters set forth below, it is our opinion that:

         1. Lehigh is a corporation incorporated under the laws of the Commonwealth of Pennsylvania. Solely based on and in reliance on the "Entity Details" regarding Lehigh provided on the website maintained by the Pennsylvania Department of State Corporation Bureau on the date hereof, Lehigh is presently subsisting under the laws of the Commonwealth of Pennsylvania. We note that such "Entity Details" may not reflect recent submissions to the Corporation Bureau.

         2. Lehigh has the corporate power to own, lease, and operate its properties, and to conduct its business, as described in the Registration Statement. Lehigh has the corporate power to perform its obligations under the Subsidiary Guarantee and the Third Supplement.

         3. Lehigh has taken all corporate action necessary to authorize the execution and delivery of, and performance of its obligations under, the Subsidiary Guarantee and the Third Supplement.

         We are furnishing this opinion letter to you solely in connection with the transaction mentioned above. You may not rely on this opinion letter in any other connection, and it may not be relied upon by any other person other than the addressees hereof.

         The foregoing opinions are rendered as of the date of this letter. We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.



                                                  Very truly yours,

                                                  /s/ Kirkpatrick & Lockhart LLP